CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated October 28, 2021 in this Registration Statement on Form 20-F of District Metals Corp. (the "Company") dated December 10, 2021 with respect to the consolidated financial statements of the Company as of June 30, 2021 and 2020 and for the years ended June 30, 2021, 2020 and 2019.  We also consent to the reference to us under the heading "Statement by Experts" in this Registration Statement.

/s/ Smythe LLP

Smythe LLP, Chartered Professional Accountants

Vancouver, Canada

December 10, 2021